Exhibit 99.3

BAKER & MCKENZIE	Project Royalty – Poly 60 Line APA
Draft 3.0 – December 9, 2005

ASSET PURCHASE AGREEMENT

dated December [       ], 2005

regarding sale and purchase of

the assets relating to the

Poly 60 Line

BAKER & MCKENZIE LLP
Bethmannstraße 50 - 54
60311 Frankfurt am Main
Germany

Table of Contents

1.	Certain Defined Terms and Abbreviations	4
2.	The Poly Lines	5
3.	Transfer of Assets of the Poly 60 Lines	5
4.	Transfer of Documentation and Know How	6
5.	De-installation and Relocation of Poly 60 Line; Employees	6
6.	Purchase Price	7
7.	Value Added Tax	8
8.	Representations of Seller	8
9.	Covenants	9
10.	Remedies, Third-party Claims and Indemnities	10
11.	Limitations of Seller’s Liability	11
12.	Purchaser’s Guarantor	12
13.	Confidentiality and Public Announcements	12
14.	Notices	13
15.	Costs	13
16.	Miscellaneous	13

List of Exhibits

Exhibit 2.1 (2a)	Poly 30 Line
Exhibit 2.1 (2b)	Poly 60 Line
Exhibit 3.1	Poly 60 Line Fixed Assets
Exhibit 3.3	Excluded Assets
Exhibit 8.1.1	Encumbrances of Poly 60 Line Fixed Assets
Exhibit 8.1.2	Material Changes since October 1, 2005
Exhibit 9	Exception from Covenants

ASSET PURCHASE AGREEMENT

by and between

1.                  EPCOS AG, a stock corporation (Aktiengesellschaft) under German law, having its domicile in Munich

- “Seller” -

2.                  KEMET Electronics (Suzhou) Co., Ltd., a limited liability corporation under People’s Republic of China, having its domicile in Suzhou

- “Purchaser” -

3.                   KEMET Corporation, a stock corporation under the laws of the State of Delaware, United States, having its domicile in Simpsonville, SC/USA

- “Purchaser’s Guarantor” -

Seller, Purchaser and Purchaser’s Guarantor a “Party”

and collectively the “Parties”

PREAMBLE

A.            EPCOS, Kemet Electronics GmbH (“Kemet Germany”), Kemet Electronics S.A. (“Kemet Switzerland”) and Purchaser’s Guarantor entered into an Asset and Share Purchase Agreement dated December 12, 2005 (the “ASPA”) under which Seller sold (i) to Kemet Germany certain assets and liabilities related to the German Tantalum Business in Heidenheim and Munich and (ii) to Kemet Switzerland Seller’s shares in EPCOS Portugal.

B.            At EPCOS’ site in Heidenheim/Germany Seller runs a polymerization line referred to as Poly 30 (the “Poly 30 Line”) and a polymerization line referred to as Poly 60 (the “Poly 60 Line”, collectively with the Poly 30 Line the “Poly Lines”). Seller did not sell the Poly Lines under the ASPA. With the Poly Lines Seller will manufacture tantalum capacitors to be sold and delivered to KEMET Electronics Corporation under a manufacturing contract until the Heidenheim Production End Date. On the Heidenheim Production End Date, Seller intends to sell and transfer and Purchaser intends to purchase and accept the Poly 60 Line.

C.            Purchaser’s Guarantor is the ultimate parent company of Purchaser and intends to back-up Purchaser’s obligations under this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.             Certain Defined Terms and Abbreviations

In this Agreement, except where set forth otherwise, the following terms and abbreviations shall have the following meanings:

“Affiliates”: any individual persons or Legal Entities who or which are affiliated enterprises (verbundene Unternehmen) within the meaning of Section 15 AktG.

“Agreement” shall mean this agreement and its exhibits.

“AktG”: the German Stock Corporation Act (Aktiengesetz).

“BGB”: the German Civil Code (Bürgerliches Gesetzbuch).

“Breach”: as defined in Section 10.1.

“Contractual Interest Rate”: as defined in Section 6.2.

“Excluded Assets”: as defined in Section 3.3.

“German VAT”: as defined in Section 7.

“Heidenheim Production End Date”: as defined in Section 8A.1 of the ASPA.

“Legal Entity”: any corporation, company, partnership, association or other legal entity whether having separate legal personality or not established pursuant to the laws of any jurisdiction.

“Liens”: any lien, lease, sublease, mortgage, pledge, charge, security interest, claim, option, condition, covenant, right of way, reservation, right of first refusal, servitude, easement, restriction on transfer, and restriction of record and any other encumbrances or adverse claim of any kind or nature.

“MACO”: shall mean Panasonic Electronic Devices Co., Ltd. (formerly Matsushita Electronic Components Co., Ltd.).

“Material Adverse Effect”: as defined in Section 8.5.

“Ordinary Course of Business”: as defined in Section 8.4.

“Poly 60 Line Fixed Assets”: as defined in Section 3.1.

“Poly 60 Line Purchase Price”: as defined in Section 6.1.

“Purchaser’s Claim”: as defined in Section 10.1.

“Seller’s Best Knowledge”: as defined in Section 8.3.

“Signing Date”: the date of signing of this Agreement.

“Transfer Conditions”: as defined in Section 3.1.

“Transfer Date”: as defined in Section 3.1.

2.             The Poly Lines

The Poly 30 Line is described in Exhibit 2.1 (2a) and the Poly 60 Line is described in Exhibit 2.1 (2b). The Poly 60 Line consists as of the Signing Date of the Poly 60 Line Fixed Assets and related documentation and know-how as set forth in Section 3 and 4.

3.             Transfer of Assets of the Poly 60 Lines

3.1           Transfer. Seller hereby sells and transfers (überträgt dinglich) to Purchaser with commercial effect as of the later of (i) the Heidenheim Production End Date or (ii) the full performance of the de-installation of the Poly 60 Line as described in Section 5 of this Agreement, or such other date as agreed between Seller and Purchaser, (the “Transfer Date”) subject to the condition precedent (aufschiebende Bedingung) of (i) the occurrence of the Closing under the ASPA and (ii) the payment of the Poly 60 Line Purchase Price by Purchaser (collectively the “Transfer Conditions”) all moveable fixed assets whether recorded as assets on the balance sheet or expensed (bewegliche Gegenstände des Sachanlagevermögens) located on or in transit to or from the premises of Seller and used by Seller exclusively for the Poly 60 Line as of the Transfer Date, including, without limitation, those listed in Exhibit 3.1, unless they constitute Excluded Assets (collectively the “Poly 60 Line Fixed Assets”).

To the extent Poly 60 Line Fixed Assets are in the possession of third parties and/or are subject to reservations of ownership (Eigentumsvorbehalte) by third parties, Seller assigns to Purchaser its rights against such third parties (including but not limited to the respective contingent rights (Anwartschaftsrechte)) with effect from the Transfer Date and subject to the Transfer Conditions. .

To the extent assets owned by Seller which would fall under the category of assets to be transferred by Seller to Purchaser as described above are not listed or described in Exhibit 3.1,

Seller shall do everything reasonably necessary to transfer legal title in such assets to Purchaser.

3.2           Disposals; Acquisitions. Any Poly 60 Line Fixed Assets which have been disposed of between the Signing Date and the Transfer Date or are no longer in existence as of the Transfer Date, are not deemed to be sold and transferred to Purchaser. Any assets within the category set forth in Section 3.1 above acquired by Seller with respect to the Poly 60 Line between the date of this Agreement and Transfer Date or any replacements of any such Poly 60 Line Fixed Assets are deemed to be sold and transferred to Purchaser in accordance with Section 3.1 above.

3.3           Excluded Assets. Any assets belonging to the Poly 60 Lines but being listed in Exhibit 3.3 are not sold and transferred under Section 3.1 (the “Excluded Assets”).

3.4           Passing of Risk, Benefits and Burdens. Any rights of Purchaser under this Agreement notwithstanding, the risk of any incidental loss (zufälliger Untergang) or any incidental deterioration (zufällige Verschlechterung) of any of the Poly 60 Line Fixed Assets sold pursuant to this Agreement passes to Purchaser as from the Transfer Date. The benefits and burdens (Nutzungen und Lasten) of the Poly 60 Line Fixed Assets shall accrue to Purchaser with effect as from the Transfer Date.

3.5           Poly 30 Line. The Poly 30 Line shall not be sold to Purchaser. Seller shall be free to either scrap the Poly 30 Line, sell or otherwise dispose of it in parts to any purchaser or sell or otherwise dispose of it in its entirety to MACO or any third party which is neither directly nor indirectly a competitor of Purchaser. Except for a sale to MACO Seller shall not be entitled to sell the Poly 30 Line in its entirety to a competitor of Purchaser.

4.             Transfer of Documentation and Know How

Seller hereby sells and transfers (überträgt dinglich) to Purchaser with commercial effect as of the Transfer Date subject to the Transfer Conditions all drawings, engineering data, manufacturing data, test data, quality control data relating to the Poly 60 Line or parts thereof and any know-how embedded therein, provided, however, for the avoidance of doubt, that nothing in this Section 4 shall be understood as a representation, guarantee or other obligation of Seller in respect of quality and status of legal protection of such know how.

5.             De-installation and Relocation of Poly 60 Line; Employees

5.1           De-installation and Relocation of Poly 60 Line. Purchaser intends not to use the Poly 60 Line at its current location in Heidenheim. The Parties therefore agree that Seller shall de-install the Poly 60 Line and hand it over (übergeben) to Purchaser in a de-installed status, ready to be packaged by Purchaser for relocation. Purchaser shall relocate the Poly 60

Line for use in another location to be selected by Purchaser. A reasonable time prior to the Heidenheim Production End Date Seller and Purchaser shall agree on a de-installation and relocation plan. Seller shall perform the de-installation and Purchaser shall perform the packaging and relocation as set forth in the de-installation and relocation plan and in such a manner that there will be no (i) violation of applicable health, safety or other laws and regulations and (ii) the de-installation and relocation shall not unduly interfere with the Ordinary Course of Business of the other operations of Seller in Heidenheim. To the extent reasonably possible Seller shall perform the de-installation with its own employees, the costs of which, even if relating to the de-installation, shall be borne by Seller. Costs and expenses of external service providers involved in the de-installation as well as all costs of packaging and relocation shall be borne by Purchaser.

5.2           Employees. The Parties agree that in view of the intended de-installation by Seller and relocation by Purchaser of the Poly 60 Line, the sale and transfer of the Poly 60 Line to Purchaser does not constitute a transfer of undertakings (Betriebsübergang) within the meaning of Section 613a (1) 1st sentence BGB. As a consequence, the Parties jointly assume that the transfer of the Poly 60 Line to Purchaser will not result in a transfer of the employment relationship between Seller and any employees of Seller to Purchaser. If this assumption should turn out to be incorrect, and the transfer of the Poly 60 Line to Purchaser does result in a transfer of the employment relationship between Seller and any of Seller’s employees to Purchaser, Section 6.4 of the ASPA shall apply accordingly .

6.             Purchase Price

6.1           Purchase Price. The purchase price to be paid by Purchaser on the Heidenheim Production End Date for the Poly 60 Line shall be a fixed amount of EUR 6,500,000 (Euro six million five hundred thousand) (the “Poly 60 Line Purchase Price”).

6.2          Interest. Except as provided otherwise in this Agreement, either Party owes interest (Verzugszinsen) on any amounts becoming due and payable to any other Party under this Agreement as from the respective date payment is to be made, to, but not including, the day of payment at the rate of 100 basis points over the three months’ EURIBOR (the “Contractual Interest Rate”). Interest payable under any provision of this Agreement shall be calculated on the basis of actual days elapsed divided by 360.

6.3          Bank Accounts. All payments owed by Purchaser to Seller or vice versa under this Agreement shall be made by wire transfer free of costs and charges in immediately available funds to such bank account as the respective Party has notified to the owing Party in writing prior to the payment.

7.             Value Added Tax

The Parties are of the joint opinion that the sale of the Poly 60 Line is subject to German value added tax (“German VAT”; Umsatzsteuer - USt). Purchaser shall therefore pay German VAT at the applicable rate in addition to the Poly 60 Line Purchase Price against a proper invoice providing the Purchaser with an imputation VAT credit (Vorsteuerabzug) pursuant to the German VAT Act (UStG).

8.             Representations of Seller

8.1           Representations and Warranties. Seller represents and warrants in the form of an independent guarantee irrespective of fault of Seller (selbständiges verschuldensunabhängiges Garantieversprechen - Section 311 BGB) to Purchaser that, except as disclosed and set forth in the Exhibits referred to in this Section 8, the statements set forth in this Section 8.1 are true and correct as of the Signing Date and of the Transfer Date, provided, however, that

(i)            representations and warranties which are expressly made as of the Signing Date or another specific date need to be true and correct as of such date only; and

(ii)           all Parties understand as a material provision of this Agreement (and Purchaser hereby confirm such understanding to Seller) that the representations and warranties shall be subject to the conditions and limitations, including, without limitation, the de minimis amount, basket and cap and the procedural and time limitations set forth in Sections 10 and 11 and, in view of these conditions and limitations, the representations and warranties shall not constitute, in whole or in part, a guarantee concerning the quality of the purchased object (Garantie für die Beschaffenheit der Sache) within the meaning of Sections 443 or 444 BGB.

8.1.1        Poly 60 Line Fixed Assets. The Seller owns all Poly 60 Line Fixed Assets, in each case free of any Liens the absence of which would have a Material Adverse Effect on the Poly 60 Line except (i) for Poly 60 Line Fixed Assets which have been disposed of in the Ordinary Course of Business and consistent with past practice, (ii) for Poly 60 Line Fixed Assets subject to customary retention of title arrangements (branchenübliche Eigentumsvorbehalte), pledges or other security rights in favour of suppliers, mechanics, workers, carriers and the like, (iii) statutory security rights in favour of Tax Authorities or other governmental entities, (iv) encumbrances which do not have a Material Adverse Effect or (v) as disclosed in Exhibit 8.1.1.

Except for customary retention of title arrangements (branchenübliche Eigentumsvorbehalte) and other Liens of the kind referred to under item (ii) through (v) above, to Seller’s Best Knowledge Seller is free to dispose of its Poly 60 Line Fixed Assets in the Ordinary Course of Business, and no such disposition violates any legal obligation of Seller.

The entirety of (i) the Poly 60 Line Fixed Assets and (ii) such other assets, inventories, contracts and other items transferred or otherwise made available to Purchaser or Purchaser’s

Affiliates on the basis of any other contractual arrangement with Seller or Seller’s Affiliates concluded or to be concluded on or prior to the Heidenheim Production End Date is sufficient to operate the Poly 60 Line at its current location in Heidenheim prior to the Heidenheim Production End Date.

8.1.2        Absence of Material Changes. Except as disclosed in Exhibit 8.1.2 since October 1, 2005, to Seller’s Best Knowledge, none of the Poly 60 Line Fixed Assets has been damaged significantly with such damage exceeding EUR 10,000.

8.2           No Other Representations or Warranties. No representations or warranties are given by Seller other than those in Section 8.1.

8.3           Seller’s Best Knowledge. “Seller’s Best Knowledge” shall have the same meaning as defined in Section 12.3 of the ASPA.

8.4           Ordinary Course of Business. “Ordinary Course of Business” shall have the same meaning as defined in Section 12.4 of the ASPA.

8.5           Material Adverse Effect. “Material Adverse Effect” shall have the same meaning as defined in Section 12.5 of the ASPA.

9.             Covenants

Except for the measures and transactions listed in Exhibit 9, from the Signing Date to and including the Transfer Date Seller shall operate the Poly 60 Line in the Ordinary Course of Business. Without limiting the generality of the foregoing, Seller shall ensure that no material reduction of the existing insurance coverage shall occur. In the case that the Poly 60 Line suffers prior to the transfer to Purchaser any damage, Seller shall assign to Purchaser up to the amount necessary to cover such damage any and all claims for insurance coverage and shall pass on to Purchaser any insurance proceeds received. If and to the extent that the insurance protection of the Poly 60 Line provides for deductible amounts (Selbstbehalte), in the case of any damages to the Poly 60 Line prior to the transfer to Purchaser (other than damages caused by Purchaser or its Affiliates) the amount of any such deductible amounts applicable to such damages shall be paid by Seller to Purchaser.

Without the written consent of Purchaser (such consent not to be unreasonably withheld) Seller shall not conduct any divestiture or allow or cause the any creation of any pledge, loan or other encumbrance of any Poly 60 Line Fixed Assets having a value, individually or in the aggregate, in excess of EUR 25,000.

10.          Remedies, Third-party Claims and Indemnities

10.1         Purchaser’s Claims. In the event of any breach by Seller of any of its obligations under this Agreement, especially but not limited to any obligations under Section 8 and Section 9 (a “Breach”), Seller shall subject to the other provisions of this Section 10 and Section 11, put Purchaser into the same economic condition Purchaser would have been in if the Breach had not occurred, either by providing for such condition in kind (Naturalrestitution), or, at the sole discretion of Purchaser (subject, however, to Purchaser’s not unreasonably withholding their agreement to any remediation in kind proposed or provided by Seller) by paying damages (Schadensersatz in Geld) (any asserted claim of Purchaser hereunder a “Purchaser’s Claim”). As damages, Seller shall pay to Purchaser such amount which is necessary to restore the economic condition which would have existed for such entity had the Breach not occurred. In the determination of such economic condition any multiple-based calculation of damages shall not be taken into account.

10.2         Procedure. If after the Transfer Date, Purchaser becomes aware of any circumstances which reasonably indicate the possibility of a Breach, Section 15.2 of the ASPA shall apply accordingly.

10.3         Exclusions of Liability. Seller shall not be liable for, and Purchaser shall not be entitled to bring any claim relating to, a Breach if and to the extent that

(i)            either Purchaser or Purchaser’s Affiliates have caused (verursacht oder mitverursacht) or aggravated such Breach or any damage resulting therefrom or failed to mitigate damages pursuant to Section 254 German Civil Code;

(ii)           the amount of the damages caused by such Breach is actually recovered or could with reasonable efforts have been recovered from a third party, including under an insurance policy with respect to such claims;

(iii)          the circumstances giving rise to the Breach are reflected or reserved against in the EPCOS AG Financial Statements (as defined in Section 12.1.4 of the ASPA) or are included in the Closing Date Net Working Capital (as described in Sections 10.2, 9.5.2 of the ASPA);

(iv)          the payment or settlement of any item giving rise to claims relating to such Breach results in a tax benefit or cash benefit to the Purchaser or Purchaser’s Affiliates, whereby all advantages in connection with the relevant matter shall be taken into account and where such benefit shall be calculated as if it had been received by the Business on a stand-alone basis;

(v)           material facts constituting the Breach have been disclosed in the ASPA or in this Agreement (including any of the Exhibits to these agreements) in a manner reasonably indicating such Breach (although not specifically referring to the provision in question);

(vi)          the Breach results from, or its consequences are increased by, the passing of, or any change in, after the date of this Agreement, any law, statute, ordinance, rule, regulation, common law rule or administrative practice of any government, governmental department, agency or regulatory body; or

(vii)         the procedures set forth in Section 10.2 and 10.4 were not complied with by Purchaser or Purchaser’s Affiliates, unless such non-compliance has not limited or prejudiced Seller’s options to avoid or mitigate the damages in any material respect.

10.4         Third-Party Claims. In case a Party makes a claim for indemnification or damages under this Agreement, including, without limitation, this Section 10 against another Party, Section 15.4 of the ASPA shall apply accordingly.

10.5         Tax Gross-up of Indemnification Payments. Any indemnification payment owed by either Party to another Party hereunder shall be grossed-up by the taxes payable by the entitled Party on the indemnification amount, subject to the obligation of the entitled Party to take all reasonable steps to keep such taxes as low as possible.

11.          Limitations of Seller’s Liability

11.1         De Minimis Amount; Basket; Cap. For Breaches and consequences of Breaches Section 15.1 of the ASPA shall apply accordingly. It is understood that for the calculation of the amount exceeding the Basket and for the application of the Cap set forth in Section 17.1 2nd paragraph of the ASPA, the aggregate individual claims under this Agreement and under the ASPA exceeding such De Minimis Amount shall be taken into account collectively.

11.2         Time Limitations. Section 17.2 of the ASPA shall apply accordingly.

11.3         Exclusion of Other Claims. The remedies which Purchaser may have against Seller for breach of any obligations set forth in this Agreement and the indemnification claims of Purchaser hereunder shall solely be governed by this Agreement and shall be the exclusive remedies available to Purchaser against any of Seller’s Officers, Directors, shareholders, employees or agents (“Seller’s Indemnitees”). Without limiting the generality of the precedent sentence, any right of Purchaser to lower the Poly 60 Line Purchase Price (Minderung) or rescind (Rücktritt) from this Agreement other than as provided for in this Agreement or to require the winding up of the transaction contemplated hereunder on any other legal basis (e.g. by way of großer Schadenersatz), any claims for breach of pre-contractual obligations (culpa in contrahendo – Sections 311 (2), 280 German Civil Code), or ancillary obligations (positive Forderungsverletzung), except claims for willful deceit (arglistige Täuschung), are hereby expressly excluded and waived by Purchaser. The provisions in this Section 11.3 shall be for the benefit of any Seller’s Indemnitees.

11.4         Completeness of Information. Section 17.4 of the ASPA shall apply accordingly.

12.          Purchaser’s Guarantor

12.1         Guarantee. Purchaser’s Guarantor hereby irrevocably and unconditionally guarantees on first demand the fulfilment of all obligations of Purchaser under or in connection with this Agreement. This guarantee shall expire on the 10th anniversary of the Heidenheim Production End Date, save for any claims of Seller against Purchaser’s Guarantor hereunder which have been raised by Seller prior to this expiration date in writing.

12.2         Awareness of Circumstances. If and to the extent that any rights and obligations of Seller or Purchaser under this Agreement are in any way affected by knowledge or other circumstances being satisfied by or applicable to Purchaser, such knowledge or other circumstances shall if satisfied by or applicable to Purchaser’s Guarantor, be deemed to be satisfied by or applicable to Purchaser as well.

13.          Confidentiality and Public Announcements

13.1         Confidentiality Undertaking. Each Party undertakes to treat, and shall procure that its Affiliates and their respective Representatives treat, Proprietary Information strictly confidential and refrain from disclosing it to any third parties, unless such disclosure is explicitly permitted by this Agreement.

13.2         Proprietary Information. “Proprietary Information” shall have the meaning as defined in Section 19.2 of the ASPA; it being understood that with respect to the confidentiality obligations of either party as described in Section 19.2 (i) of the ASPA, the contents of the ASPA as well as this Agreement shall be relevant.

13.3         Consented Disclosures. A Party may disclose Proprietary Information to any third party upon prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

13.4         Disclosures to Secondary Recipients. Section 19.4 of the ASPA shall apply accordingly.

13.5         Mandatory Disclosures. Section 19.5 of the ASPA shall apply accordingly.

13.6         Termination of Obligations. The obligations of the Parties under Section 13.1 shall terminate on the fifth anniversary of this Agreement.

13.7         Public Announcements. Subject to Sections 13.4 and 13.5, without the written consent of the other Party, neither Party shall make any public announcement regarding this Agreement. Any such public announcement shall be agreed upon beforehand in good faith between the Parties.

14.          Notices

For notices and other communications hereunder, Section 20 of the ASPA shall apply accordingly.

15.          Costs

Section 21 of the ASPA shall apply accordingly.

16.          Miscellaneous

16.1         Capitalized terms. Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the same meaning as in the ASPA.

16.2         Miscellaneous. Section 22 of the ASPA shall apply accordingly.

16.3         Interpretation. For the avoidance of doubt, no implication shall be given to the fact that certain provisions that appear in this Agreement and also in the ASPA in substantially identical form have been reproduced in their entirety in this Agreement or referred to by reference to the ASPA.

EPCOS AG
by:

Name:

Position:

Place, Date:

Signature:

KEMET Electronics (Sozhou) Co., Ltd.	KEMET Corporation
by:	by:

Name:	Name:

Position:	Position:

Place, Date:	Place, Date:

Signature:	Signature: